CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-Effective Amendment No. 78 to the Registration Statement of Franklin Custodian Funds, Inc. on Form N-1A File No. 2-11346 of our report dated October 30, 1998 on our audit of the financial statements and financial highlights of Franklin Custodian Funds, Inc., which report is included in the Annual Report to Shareholders for the year ended September 30, 1998 which is incorporated by reference in the Registration Statement.



                          /s/ PricewaterhouseCoopers LLP
                              PricewaterhouseCoopers LLP


San Francisco, California
November 20, 1998